NEWS RELEASE

       February 17, 1998


       Katherine Taylor                                    AMCORE
       Investor Relations Manager                          FINANCIAL, INC.
       815-961-7164

             AMCORE Financial Acquires Investors Management Group

     ROCKFORD -- AMCORE Financial, Inc., strengthened its asset management business today with the completion of the acquisition of Investors Management Group, (IMG) Des Moines, Iowa's largest independent asset management firm.

     "Trust and asset management is a strong core business for us and differentiates AMCORE as a leading financial services company," said Robert J. Meuleman, president and chief executive officer. "The addition of IMG will allow us to expand our investment services business with the addition of an excellent company that has a solid reputation, strong investment products and talented investment managers."

     IMG, with $1.6 billion in assets under management, will become an investment subsidiary of AMCORE Investment Group, Inc., along with AMCORE Capital Management, Inc., Rockford, IL. With the acquisition, AMCORE now has over $3.7 billion in assets under management and ranks in the top 15 percent of U.S. asset management firms. Assets in AMCORE's investment management business now equals banking assets.

     AMCORE issued common shares as consideration in the acquisition. Half of the total consideration was to be paid at closing with the remainder payable over a three-year period, subject to earnings performance.

     "The combination of these two asset management companies is a win-win situation for our customers because we can offer a wider variety of products and investment expertise," said Alan W. Kennebeck, president and chief executive officer of AMCORE Investment Group, Inc. "Already we have implemented some changes and expanded our product line."

     IMG is known for its fixed-income products, institutional account business and mutual fund administration. AMCORE is known for its equity management team and retail distribution system. The strengths of the two companies complement each another.

     Another benefit of the acquisition is that the administration of the Vintage Mutual Funds will now be provided by IMG, and will capture the revenues previously paid to a third-party administrator. Bringing the fund administration in-house is expected to lower expenses, while offering customers additional investment options. IMG manages stock, bond and money market portfolios for financial institutions, government bodies, businesses, pension plans, foundations and individuals.

     "We are pleased with the combination of these two strong investment firms and believe customers from both companies will benefit from the expanded product line, mutual fund administration and variety of investment expertise," said David Miles, senior managing director of IMG and chief operating officer of AMCORE Investment Group, Inc.

     AMCORE Financial, Inc., headquartered in northern Illinois, is a financial services company with banking assets of $3.7 billion and 10 banks operating in 57 locations in Illinois and Wisconsin. The company also has four financial services companies: AMCORE Investment Group, N.A., including trust services, a capital management company, a brokerage company and the Vintage family of mutual funds; AMCORE Mortgage, Inc.; AMCORE Consumer Finance Company, Inc. and AMCORE Insurance Group, Inc.

     This news release, other than historical financial and other information may contain forward-looking statements that involve risk and uncertainties. Factors that may cause actual results to differ materially from those contemplated, projected, forecasted or estimated in such forward-looking statements include, among others, the following possibilities: (i) heightened competition, including the intensification of price competition, the entry of new competitors and the formation of new products by new and existing competitors; (ii) adverse state and federal legislation and regulation; (iii) failure to obtain new customers or retain existing customers; (iv) inability to carry out marketing and/or expansion plans; (v) loss of key executives;
(vi) changes in interest rates; (vii) general economic and business conditions which are less favorable than expected; (viii) unanticipated changes in industry trends; and (ix) changes in Federal Reserve Board Monetary policies.

     AMCORE common stock is listed on NASDAQ under the symbol "AMFI." Further information about AMCORE Financial Inc. can be found at our website at http://www.AMCORE.com.

                                                                       Page 2